SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): September 11, 2023

Bausch Health Companies Inc.

(Exact Name of Registrant as Specified in Its Charter)

British Columbia, Canada	001-14956	98-0448205
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2150 St. Elzéar Blvd. West

Laval, Quebec

Canada H7L 4A8

(Address of Principal Executive Offices) (Zip Code)

514-744-6792

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, No Par Value	BHC	New York Stock Exchange, Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

Acquisition Financing

On September 11, 2023, Bausch + Lomb Corporation (“Bausch + Lomb”), a subsidiary of Bausch Health Companies Inc. (the “Company”), announced that, in connection with the financing of its pending acquisition (the “Acquisition”) of XIIDRA® and certain other ophthalmology assets, Bausch + Lomb Escrow Corp. (the “Escrow Issuer”), a wholly owned subsidiary of Bausch + Lomb, launched an offering of $1.4 billion aggregate principal amount of new senior secured notes due 2028 (the “Notes”) and that Bausch + Lomb is seeking to enter into an incremental term loan facility (“Term Loan Facility”), which will be secured on a pari passu basis with Bausch + Lomb’s existing term loan facility and will either be in the form of an incremental amendment to Bausch + Lomb’s existing term loan facility or a separate credit agreement. Bausch + Lomb is expected to borrow $500 million of new term B loans (the “New Term B Loans”) under the Term Loan Facility upon the closing of the Acquisition.

The Notes will be offered in the United States to qualified institutional investors pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. The Notes have not been and will not be qualified for sale to the public by prospectus under applicable Canadian securities laws and, accordingly, any offer and sale of the Notes in Canada will be made on a basis, which is exempt from the prospectus requirements of such securities laws.

The net proceeds of the New Term B Loans and the offering of the Notes are expected to fund the Acquisition, to pay fees and expenses related to the Acquisition, the borrowings of the New Term B Loans and the offering of the Notes and for general corporate purposes, including the repayment of existing debt.

If the issuance of the Notes occurs prior to the closing of the Acquisition, the Notes will initially be issued by the Escrow Issuer and the net proceeds from the offering of the Notes will be deposited into a segregated escrow account. Upon closing of the Acquisition, Bausch + Lomb will assume the obligations of the Escrow Issuer under the Notes and the indenture that will govern the Notes and any other obligations of the Escrow Issuer and receive all of the assets of the Escrow Issuer, and the net proceeds will be released from the escrow account and applied as set forth above. However, if the issuance of the Notes occurs substantially concurrently with the closing of the Acquisition, Bausch + Lomb will be the issuer of the Notes.

Closing of the Term Loan Facility will be conditioned upon completion of the Acquisition and will occur concurrently with the closing of the Acquisition. Closing of the Notes offering will not be conditioned upon completion of the Acquisition, but if the Acquisition does not occur on or prior to September 30, 2024, the Escrow Issuer will be required to redeem the Notes at such time at a redemption price equal to the principal amount of the Notes plus any accrued and unpaid interest.

The foregoing transactions are subject to market and other conditions. There can be no assurance that Bausch + Lomb will be able to successfully complete the transactions, on the terms described above, or at all.

Also on September 11, 2023, the Company issued a press release relating to the Term Loan Facility and the offering of the Notes by Bausch + Lomb. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

This Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 does not constitute an offer to sell or the solicitation of an offer to buy the Notes, nor shall there be any offer, solicitation or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. The Notes will not be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. The Notes have not been and will not be qualified for sale to the public by prospectus under applicable Canadian securities laws and, accordingly, any offer and sale of the securities in Canada will be made on a basis which is exempt from the prospectus requirements of such securities laws.

Item 7.01.	Regulation FD Disclosure.

Leading up to the launch of the financing transactions described below, Bausch + Lomb, a subsidiary of Bausch Health Companies Inc., has continued to update its preliminary valuations of assets acquired and liabilities assumed in connection with its pending acquisition of XIIDRA® and certain other ophthalmology assets (the “Acquisition”), which has resulted in certain adjustments to the preliminary purchase price allocation included in the unaudited pro forma condensed combined financial information that was furnished on Form 8-K on September 6, 2023. The adjustments primarily include a reduction in Prepaid expenses and other current assets ($22 million) and a reduction in Other non-current liabilities ($12 million) offset by an increase in Goodwill ($10 million) in the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2023. These adjustments also resulted in corresponding reductions of expenses in the Unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended June 30, 2023, the year ended December 31, 2022 and the six months ended June 30, 2022 of $20 million, $43 million and $20 million, respectively, primarily related to amortization of intangible assets. These adjustments did not impact revenue or Adjusted EBITDA. As of the date hereof, Bausch + Lomb has not completed the valuation analysis of identifiable assets acquired and liabilities assumed. Accordingly, the adjustments are preliminary and are subject to further adjustments as additional information becomes available and as additional analyses are performed subsequent to the close of the transaction.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements, including statements relating to Bausch + Lomb’s proposed financing and the closing of the Acquisition. Forward-looking statements may generally be identified by the use of the words “anticipates,” “hopes,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “will,” “may,” “believes,” “estimates,” “potential,” “target,” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks and uncertainties discussed in Bausch Health Companies Inc.’s filings with the U.S. Securities and Exchange Commission and the Canadian Securities Administrators, which factors are incorporated herein by reference. In addition, such risks and uncertainties include, but are not limited to, the following: uncertainties relating to the timing of the consummation of the Acquisition; the possibility that any or all of the conditions to the consummation of the Acquisition may not be satisfied or waived; the effect of the announcement or pendency of the Acquisition on Bausch + Lomb’s ability to maintain relationships with customers, suppliers, and other business partners; the impact of the Acquisition if consummated on Bausch + Lomb’s business, financial position and results of operations; risks relating to potential diversion of management attention away from Bausch + Lomb’s ongoing business operations; Bausch + Lomb’s ability to finance the transaction as anticipated and risks relating to increased levels of debt as a result of debt expected to be incurred to finance such transaction; and risks that Bausch + Lomb may not realize the expected benefits of that transaction on a timely basis or at all. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Bausch Health Companies Inc. undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this Current Report on Form 8-K or to reflect actual outcomes, unless required by law.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press release issued by the Company on September 11, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAUSCH HEALTH COMPANIES INC.

By:	/s/ Seana Carson
Name:	Seana Carson
Title:	Executive Vice President, General Counsel

Date: September 11, 2023